Exhibit 23.1
                                                                    ------------


                         Consent of Independent Auditors


We consent to the reference to our firm under the caption "Experts" in the Registration Statement (Form S-3, No. 33-00000) and related Prospectus of V-ONE Corporation for the registration of 6,504,493 shares of its common stock and to the incorporation by reference therein of our report dated January 29, 2002, with respect to the financial statements and schedule of V-ONE Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 2001, filed with the Securities and Exchange Commission.



                                              /s/ Ernst & Young LLP


McLean, Virginia
August 22, 2002